UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2008 (March 14, 2008)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 14, 2008, Calumet Shreveport Fuels, LLC (“Calumet”), a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into an Amended Crude Oil Sale Contract (the “Agreement”) with Plains Marketing, L.P. (“PMLP”). The Agreement replaces in its entirety the Crude Sales Contract dated as of October 18, 2004 between Calumet and PMLP. The Agreement is effective as of April 1, 2008 and has an initial term of three months. The term of the Agreement will be automatically extended month to month after the end of the initial term unless either party gives ninety (90) days written notice of non-renewal. The terms of the Agreement provide for delivery by PMLP of approximately 19,675 barrels per day of crude oil to the Calumet Shreveport Refinery, located in Shreveport, Louisiana. 18,000 barrels per day of crude oil are to be delivered by pipeline, with the remainder being delivered by truck.
     The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
10.1	Amended Crude Oil Sales Contract dated as of March 14, 2008 between Calumet Shreveport Fuels, LLC and Plains Marketing, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS
PARTNERS, L.P.

By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and
Secretary
March 20, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended Crude Oil Sales Contract dated as of March 14, 2008 between Calumet Shreveport Fuels, LLC and Plains Marketing, L.P.